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                                 EXHIBIT 10.14

                    ASSOCIATES CORPORATION OF NORTH AMERICA
                   DEFERRED COMPENSATION UNIT PLAN AGREEMENT
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                    ASSOCIATES CORPORATION OF NORTH AMERICA
                   DEFERRED COMPENSATION UNIT PLAN AGREEMENT

         THIS AGREEMENT, in duplicate original, is entered into on this _____ day of __________ , 19__, by and between Associates Corporation of North America ("Company") and _____________________ ("Executive").

                                       I
                                 Effective Date

         If Executive has entered into prior DUP agreements, this agreement shall be effective as of October 1, 1980 and the terms hereof shall govern and supersede all prior agreements entered into between Executive and Company for Executive's Account Balance as of such Effective Date and for Executive's participation on and after the Effective Date. If Executive has not entered into prior DUP agreements, this agreement shall be effective on the date executed by Executive and Company.

                                       II
                                  Definitions

         2.1 For purposes of this agreement the following capitalized terms shall have the meaning set forth herein:

         (a) "Account" shall mean the record maintained by the Company reflecting Executive's Deferred Amounts, Stock Units, Cash Account and interest and all other adjustments provided for in this Plan.


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         (b)     "Account Balance" shall mean at any time the amount credited to the Executive's Cash Account, the value of the Stock Units and such securities upon which the value of a unit established under this Plan is based and accrued interest on the Cash Account and such other units but not credited at such time.

         (c) "Cash Account" shall mean amounts credited to Executive's Account in U. S. Dollar value. The balance in the Cash Account shall bear interest on a daily basis computed on a 365 or 366 day year as the case may be at Prime Rate in effect from time to time.

         (d) "Committee" shall mean the Compensation Committee of the Board of Directors of Associates Corporation of North America.

         (e) "Deferred Amount" shall mean the amount by which the Current Salary is reduced from time to time as agreed upon by the Executive and the Company and deferred in accordance with the terms of the Plan.

         (f) "Current Salary" shall mean, at any time, the gross amount being paid to Executive for Employment before giving effect to any agreements as to compensation hereunder.

         (g) "Employed" or "Employment" shall mean performing services as an employee on a full time basis for Associates First Capital Corporation, Associates Corporation of North America and their respective subsidiaries.

         (h) "Executive" shall mean the employee employed in a managerial or executive capacity with the Company whose

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participation in the Plan has been approved by the Compensation Committee.

         (i) "Notification Date" shall mean the 30th day prior to the first day of each calendar quarter.

         (j) "Price" shall mean whichever of the following prices is applicable to a share of Common Stock or such other security upon which the value of a unit is based:

                 (i) closing price of such securities on the New York Stock Exchange or if a closing price is not quoted on the New York Stock Exchange at the time of valuation, then (ii) the closing sales price on such other principal national securities exchange on which such security is admitted to trading, or if a closing price is not quoted on such other national securities exchange, then (iii) the closing bid and asked per unit price of the security on the over the counter market as quoted by the National Association of Securities Dealer Automated Quotation System ("NASDAQ") or if such security is not quoted on NASDAQ, then (iv) the closing bid and asked per unit prices for the security as reported by the National Quotation Bureau Incorporated, or if none of the foregoing methods make reported price information available, then (v) by such per unit price as the Committee determines approximate fair market value based on information available at the time.

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         (k)     "Plan" shall mean this Deferred Compensation Unit Plan
Agreement, effective October 1, 1980, and as it may be hereafter be amended from time to time.

         (l) "Prime Rate" shall mean the per annum rate of interest as announced by Manufacturers Hanover Trust Company of New York for unsecured short term loans to its most credit worthy borrowers and commonly known or announced as "prime rate".

         (m) "Salary" shall mean the Current Salary reduced by the agreed upon Deferred Amount pursuant to Article IV.

         (n) "Stock Unit" shall mean the equivalent of a share of Common Stock of Gulf + Western Industries, Inc. ("Common Stock").

                                      III
                                 Participation

         3.1 The Committee shall in its sole discretion approve the Executive for participation in the Plan. Participation shall be evidenced by the execution of this Plan by Executive and approval by the Committee.

         3.2 Participation hereunder will continue until termination of Executive's participation. Notwithstanding any termination of participation the Executive's Account Balance shall not become payable but shall remain subject to the provisions of Article VI.

         3.3 (a) Active participation hereunder shall terminate upon the earlier of:

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                 (i)      decision of the Committee and notification to
                          Executive,

                 (ii)     termination of Employment, or

                 (iii) written election of Executive submitted to the officer of the Company designated by the Committee.

                 (b) In the event the Executive is transferred to any affiliate of Associates First Capital Corporation and its subsidiaries, the Committee shall determine whether such transfer constitutes termination of employment for purposes of this Agreement. "Affiliate" of the Company as used herein shall mean any corporation controlling, or under common control with, Associates First Capital Corporation.

         3.4 Upon termination of participation Executive shall not be entitled to make any further elections as to Deferred Amounts and, if Executive has not terminated Employment, the Executive's Salary shall revert to the Executive's then Current Salary on the first payday of the calendar quarter which immediately follows such termination of participation.

                                       IV
                             Deferred Compensation

         4.1 Subject to the terms hereof, from time to time Executive and the Company may agree as to the Salary which will be paid to Executive for services which may be performed by Executive subsequent to such agreement and the Deferred Amount which will not be paid to Executive except in accordance with Article VI.
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Such Salary may be any amount less than Executive's Current Salary.

         4.2 The agreement as to Salary shall be evidenced by a written request submitted by the Executive and accepted by the Committee or its representative. The written request must specify Executive's Current Salary, Deferred Amount, Salary and the Amounts to be credited to the Cash Account or as Stock Units or combination thereof. The written requests must be received and approved on or before the Notification Date preceding the calendar quarter for which such Salary agreement is to be effective. Beginning with the first payday in the calendar quarter for which the Salary agreement is to be effective, the amount of Salary agreed upon will be paid to Executive on each regular payday and the Deferred Amount will be credited to the Executive's Account on each regular payday until the earlier of (i) the date specified in
Section 3.4 or (ii) the beginning of a subsequent calendar quarter for which a subsequent Salary agreement has been entered into in accordance with the foregoing provisions.

                                       V
                              Executive's Account

         5.1 Deferred Amounts shall be credited either to the Cash Account or as Stock Units. The number of Stock Units to be credited shall be determined by dividing the designated amount by the unit Price for the Common Stock on the date credited.

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         During Employment interest accrued on the Cash Account shall be credited to the Cash Account at the end of each calendar quarter.

         5.2 The amount of the Deferred Amount which is not translated into Stock Units shall be credited to the Executive's Cash Account. No fractional Stock Units shall be credited to the Account. Any amount remaining after determining the number of whole Stock Units to be credited to the Account shall be credited to the Cash Account.

         5.3 If Executive's Account has credited to it Stock Units or other units, for each Stock Unit or other unit there shall be credited to the Executive's Account, as appropriate, amounts equal to any dividends declared and paid on a share of Common Stock, or interest on such other security upon which a unit is based, such amounts to be credited as of the dividend or interest payment date and in such manner that Executive's account with the Company hereunder shall accrete to the same extent as though Executive held the amount of Common Stock or other security represented by the units credited to his Account and had purchased such Stock or other securities on the date the units are credited to his Account. Any such accretions shall be converted into additional whole units based upon the Price of the Common Stock or other securities on the payment date for any such dividend or interest payment, or, if such record date shall not be a market trading day, upon the preceding market trading day. Stock Units shall be adjusted to reflect stock dividends, stock splits, stock

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combinations or any other change in the Common Stock, all in such manner that the Stock Units credited to Executive's Account shall reflect such changes to the same extent as though Executive held the amount of Common Stock represented by the Stock Units.

         5.4 Company shall have no obligation to set aside, earmark, or entrust any fund, property, or shares of Common Stock, or other securities with which to make payment or distribution in fulfillment of its obligations hereunder. Executive and any successor in interest to him, in respect of all payments or distributions to be made hereunder, shall be and remain simply a creditor of Company in the same manner as any other creditor having a general claim for unpaid compensation as, if and when his rights or the rights of his successors in interest to receive the same shall mature or become payable and distributable.

         5.5 During Employment or if an Executive has taken retirement in accordance with the Company's then existing policy, so long as any Account Balance remains, Executive may elect, with the approval of the Committee, that all or any portion credited to the Account, as of July 31 of any year, be converted from or into Stock Units or to Cash Account or from other units and in the case of conversion from or to Stock Units or from other units or such securities upon which other units are based the conversion will be based upon the Price of the Common Stock averaged over the fifteen market trading days immediately preceding such July 31. Any election in accordance with this section 5.5 must be delivered in

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writing to the Company not later than thirty (30) days prior to such July 31.

                                       VI
                          Payment of Account Balances

         6.1 No amounts may be paid from the Account Balance except after termination of Employment and in accordance with this Article VI. Upon termination of Employment of Executive for any reason, including death, the Account Balance as of the date of such termination shall be determined and paid and distributed to him or to his beneficiary in accordance with the terms of this Article VI.

         6.2 For purposes of determining the Account Balance, the "value" of the Stock Units and such other units as may have been established pursuant to this Plan shall be determined by multiplying the units in the account by the average of the Prices for the applicable security on which the unit is based over the calendar month preceding the date of termination.

         6.3 The Account Balance shall, in accordance with the provisions of this Article VI, be paid in one of the forms set forth below. The manner and time of distribution of Account Balances shall be as determined by the Committee in its sole discretion. In exercising its discretion the Committee shall be entitled to consider as one factor a request of the Executive submitted thirty days prior to termination, or in the case of death, submitted by the designated beneficiary within thirty days of Executive's death, as to a particular form of payment delivered

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to the officer of the Company designated from time to time by the Committee.

         (a) In the case of death, the Account Balance shall be paid to the Executive's beneficiary or beneficiaries, designated under Section 6.5 hereof, in a lump sum in cash, or the entire Account Balance determined as of the termination date credited to the Cash Account and paid in periodic cash payments over a period not to exceed ten years, as determined by the Committee. Accrued Interest on the Cash Account in the case of periodic distributions shall be paid currently with each distribution.

         (b) In the event Employment is terminated for any reason other than death, the Account Balance shall be paid in cash either in lump sum, or in such intervals over such a period as may be determined by the Committee. The Committee may elect to allow the undistributed Account Balance to remain in units. Under this 6.3 (b) Accrued Interest on amounts in the Cash Account shall be credited quarterly or paid currently with distributions, if such distributions are more frequent. If the Account Balance remains as units, the units shall continue to accrete and be adjusted as provided in Article V on the unpaid balance from time to time as provided in 5.3 above and the Account Balance will be revalued at the time of each distribution, based on the average of the Prices over the calendar month preceding each such distribution.

         6.4 If Executive receives the distribution attributable to Stock Units in one lump sum in cash, and if that former Executive

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desires to purchase for his own account in the open market, Common Stock with the proceeds of the distribution attributable to the Stock Units, then the following provision will apply. The Company will reimburse to the former Executive the net amount necessary to reimburse the cost of brokerage fees incurred by such former Executive in market trades during the ten trading days on the securities exchange on which such securities are traded, subsequent to the date of the distribution from the Plan for the purchase of Common Stock in a dollar amount not exceeding the dollar amount of the distribution attributable to Stock Units. Such reimbursement shall be made upon evidence of such brokerage fees satisfactory to the Committee.

         6.5 Executive, within thirty (30) days after becoming a participant under this Plan, shall file with the officer of the Company designated from time to time by the Committee a notice in writing designating one or more beneficiaries to whom payments otherwise due the participant shall be made in the event of his death. The beneficiary or beneficiaries so designated shall be one or more persons or entities (including a trust) other than his creditors, or the creditors of his estate, or an entity in which any of the foregoing may have an interest. Executive shall have the right to change the beneficiary or beneficiaries from time to time; provided, however, that any change shall not become effective until it is received in writing by the officer of the Company designated from time to time by the Committee. If no such designation is on file with the Company, or to the extent that any
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such designation is ineffective, the beneficiary shall be the estate of
Executive.

                                      VII
                 Reduction or Change in Outstanding Securities

         In the event the face amount of the outstanding securities upon which a unit is based shall be reduced to less than 40% of the total face amount of the securities originally issued, the securities, shall, as of a date determined by the Committee, cease to be used for determining either the number or the value of units in a participant's account, and the Committee shall designate a revised method for unit determination purposes. In the event of a recapitalization, conversion, call, tender or modification of a security upon which a unit is based or other similar transaction affecting the status of such security, which in the opinion of the Committee substantially alters or changes the advisability of using such security as basis for units under this Plan, then the Committee as of a date determined by it may cease using such security for determining the number and value of such units and designate a revised method or alternative security upon which to base or value such units.

                                      VIII
                             Administration of Plan

         8.1 The administration of this Plan and the construction and interpretation of any provisions hereof shall be the responsibility of the Committee and any construction,

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interpretation or decision by the Committee shall be final and conclusive and shall be binding upon the Company and upon Executive. The Committee may establish and promulgate such rules and regulations of general application relating to this Plan as it may determine are desirable and appropriate.

         8.2 The entries made to Accounts and determinations of the value of Account Balances shall be made by the Committee or by the Company, as appropriate, and the determinations so made shall be conclusive and binding as to Executive, beneficiaries and the Company and each Executive accepting the benefits hereof shall be conclusively presumed to accept the same on the condition that he will not dispute or contest such determinations.

         8.3 The Committee may amend or terminate this Plan at any time provided, however, no such amendment or termination shall, as of the date it becomes effective, retroactively adversely affect the rights of Executive with respect to any units or amounts credited prior to the effective date of such amendment.

                                       IX
                                    General

         9.1 It is expressly agreed that Executive will not assign, set over or otherwise dispose of or attempt to dispose of any interest hereunder, and any interest of Executive hereunder shall not be the subject of levy by any creditor of Executive.

         9.2 The present agreement shall not constitute a contract or guarantee or employment for any given interval of time or of a

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guarantee or agreement as to any amount of Current Salary for any given interval of time.

         9.3 This Plan shall be binding upon, and shall be assumed in all respects by, any successors or assigns of the Company.

DATED: _____________________

EXECUTIVE                                      ASSOCIATES CORPORATION OF
                                               NORTH AMERICA

____________________________                   ____________________________


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                         WRITTEN CONSENT TO RESOLUTIONS
                           OF THE EXECUTIVE COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                    ASSOCIATES CORPORATION OF NORTH AMERICA
                                   (DELAWARE)

The undersigned, being all the members of the Executive Committee of the Board of Directors of Associates Corporation of North America, a Delaware corporation (hereinafter referred to as the "Corporation"), hereby consent to the following action to be taken by the Corporation without a meeting of the Executive
Committee:

SALE OF FOREIGN SUBSIDIARIES TO
PARAMOUNT COMMUNICATIONS INC.

                 RESOLVED, that the officers and employees of this Corporation be, and each of them is, hereby authorized to sell, effective October 30, 1989, to Paramount Communications Inc. for a total consideration of $1,020,000,000 all of the stock of the following subsidiaries for the considerations shown:

         COMPANY                                STOCK                               CONSIDERATION
         -------                                -----                               -------------
         Associates Capital Corporation         Common and Series 1
         of Canada                              First Preferred                     $ 20,000,000

         ACONA BV                               Preference and
                                                Ordinary Shares                     $200,000,000

         AIC Corporation                        Share Capital                       $750,000,000

         Associates Financial Services
         Company of Puerto Rico, Inc.           Common                              $ 20,000,000

         Associates Diverisifed
         Investments Ltd.                       Common                              $ 30,000,000

         and such officers and employees are further authorized to prepare, execute and deliver such documents and take all such action as may be required to carry out the intent of this resolution.

                                  * * * * *

AMEND DEFERRED COMPENSATION UNIT
PLAN AND EXECUTIVE INCENTIVE PLAN

                 RESOLVED, that, effective October 31, 1989, the Deferred Compensation Unit Plan and the Executive Incentive Plan of this Corporation be, and each of them is, hereby amended by deleting the "Stock Unit"
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         as defined in such plan which is based on a share of common stock of
         Paramount Communications Inc. and by establishing a new unit based upon the Magellan Fund, an open-end diversified mutual fund managed by Fidelity Investment Management Inc.

                 FURTHER RESOLVED, that the officers of this Corporation be and each of them hereby is authorized to prepare and execute such amendments, documents, and agreement and to obtain such elections and consents from the participants in such plan as may be advisable to carry into effect the foregoing amendments.

                                    * * * * *

                 RESOLVED, That this consent shall be in lieu of a meeting of the Executive Committee of the Board of Directors of this Corporation and shall be filed in the minute book of this Corporation in place of the minutes of a meeting.

DATED this 25th day of October, 1989.


     /s/ MARTIN S. DAVIS                              /s/ MICHAEL S. HOPE
     ----------------------                           ----------------------
         Martin S. Davis                                  Michael S. Hope


     /s/ RONALD J. KRAUSE                              /s/ DONALD ORESMAN
     ------------------------                         ----------------------
         Ronald J. Krause                                  Donald Oresman


                           /s/ REECE A. OVERCASH, JR.
                           ---------------------------
                               Reece A. Overcash, Jr.

RESOLUTIONS ADOPTED BY WRITTEN CONSENT
OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
OF ASSOCIATES CORPORATION OF NORTH AMERICA DATED OCTOBER 3, 1995

APPROVE AMENDMENTS TO THE DEFERRED COMPENSATION UNIT PLAN AND EXECUTIVE INCENTIVE PLAN

RESOLVED, the Deferred Compensation Unit Plan and the Executive Incentive Plan of Associates of Corporation of North America ("the Company") are hereby amended to provide for the conversion of account balances by participants 4 times per year on the last day of each March, June, September and December.

FURTHER RESOLVED, that any one of the members of the Compensation Committee is authorized to execute and deliver an amendment to the Deferred Compensation Unit Plan and the Executive Incentive Plan carrying into effect the foregoing resolution.
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             AMENDMENT TO DEFERRED COMPENSATION UNIT PLAN AGREEMENT
                   OF ASSOCIATES CORPORATION OF NORTH AMERICA

The Deferred Compensation Unit Plan Agreement of Associates Corporation of North America which is effective on the later of October 1, 1980 or the date executed by Executive and the Company, is hereby amended in the following respects:

1. The defined term Stock Unit in Section 2.1(n) is hereby amended to read in its entirety as follows: "Stock Unit shall mean the equivalent of 1 share of the Magellan Fund, an open end diversified mutual fund sponsored and managed by Fidelity Management and Research Company." This amendment will be effective as of October 31, 1989.

2.       Section 5.5 is hereby amended to read in its entirety as follows:
         "During Employment or if an Executive has taken retirement in accordance with the Company's then existing policy, so long as any Account Balance remains, Executive may elect, with the approval of the Committee, that all or any portion credited to the Account, as of the last day of each March, June, September and December ("Conversion Dates") of any year, be converted from or into Stock Units or to Cash Account or from other units and in the case of conversion from or to Stock Units or from other units or such securities upon which other units are based, the conversion will be based upon the Price of the Magellan Fund on each such Conversion Date. Any election in accordance with this section 5.5 must be delivered in writing to the Company on or before the applicable Conversion Date." This amendment shall be effective with the election occurring on the last day of December, 1995.

Executed this 11th day of October, 1995.

By:      /s/ JAMES B. WATTS
   --------------------------------------------
         James B. Watts
         Executive Vice President and Member
         of the Compensation Committee